Exhibit 99.2

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026

SILEXION THERAPEUTICS CORP
INTERIM FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31
	2026	2025
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$2,413	$5,991
Restricted cash	27	27
Prepaid expenses	1,529	570
Other current assets	96	49
TOTAL CURRENT ASSETS	4,065	6,637

NON-CURRENT ASSETS:
Restricted cash	58	57
Long-term deposit and other non-current assets	76	84
Property and equipment, net	23	25
Operating lease right-of-use asset	380	412
TOTAL NON-CURRENT ASSETS	537	578
TOTAL ASSETS	$4,602	$7,215

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31
	2026	2025
	U.S. dollars in thousands
Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Trade payables	$912	$787
Current maturities of operating lease liability	185	182
Employee related obligations	560	879
Other account payable	850	910
Private warrants to purchase ordinary shares (including $* due to related party, as of March 31, 2026 and December 31, 2025)	*	*
Related Party Promissory Note	1,553	-
TOTAL CURRENT LIABILITIES	4,060	2,758

NON-CURRENT LIABILITIES:
Long-term operating lease liability	251	286
Related Party Promissory Note	-	1,568
TOTAL NON-CURRENT LIABILITIES	$251	$1,854
TOTAL LIABILITIES	$4,311	$4,612

SHAREHOLDERS' EQUITY: Ordinary shares ($0. 135 par value per share, 900,000 shares authorized as of March 31, 2026 and December 31, 2025; 339,486 and 312,665 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	46	42
Additional paid-in capital	58,144	57,727
Accumulated deficit	(57,899)	(55,166)
TOTAL SHAREHOLDERS' EQUITY	$291	$2,603
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,602	$7,215

All share amounts reflect a 1-for-10 reverse share split effected on May 28, 2026, as discussed in Note 1(e)

* Represents an amount less than $1

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31
	2026	2025
	U.S. dollars in thousands
OPERATING EXPENSES:
Research and development (including $130 and $0 from related parties for the three-month periods ended March 31, 2026 and 2025, respectively)	$1,370	$590
General and administrative (including $215 and $21 from related parties for the three-month periods ended March 31, 2026 and 2025, respectively)	1,379	1,060
TOTAL OPERATING EXPENSES	2,749	1,650
OPERATING LOSS
Financial expense (income), net (including $(15) and $32 from related parties for the three-month periods ended March 31, 2026 and 2025, respectively)	(16)	85
LOSS BEFORE INCOME TAX	$2,733	$1,735
INCOME TAX	*	*
NET LOSS	$2,733	$1,735

LOSS PER SHARE, BASIC AND DILUTED	$8.46	$38.39

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	323,038	45,198

* Represents an amount less than $1

** All share amounts have been adjusted (in the case of prior periods, retroactively) to reflect a 1-for-15 reverse share splits effected in July 2025, and all share amounts as of March 31, 2026 and 2025 have been retroactively adjusted to reflect a 1-for-10 reverse share split, effected on May 28, 2026,  as discussed in Note 1(e)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(U.S. dollars in thousands, except per share data)

	Ordinary shares			Additional paid-in Capital	Accumulated deficit	Total shareholders’ equity
	Shares		Amount
BALANCE AT JANUARY 1, 2025	12,323	***	$2	$39,263	$(43,254)	$(3,989)
CHANGES DURING THE THREE MONTHS PERIOD ENDED MARCH 31, 2025 (unaudited):
Issuance of ordinary shares and warrants upon January Offering, net of issuance costs and exercise of pre-funded warrants to ordinary shares (see Note 4(a))	24,695		3	4,252		4,255
Exercise of warrants upon January Offering (see Note 4(a))	4,270		1	863		864
Issuance of ordinary shares and warrants upon January Inducement Offer, net of issuance costs (see Note 4(b))	14,810		2	2,812		2,814
Share-based compensation				21		21
Conversion of Underwriters Promissory Note	1,852		*	356		356
Net loss					(1,735)	(1,735)
BALANCE AS OF MARCH 31, 2025	57,950	***	$8	$47,567	$(44,989)	$2,586

BALANCE AT JANUARY 1, 2026	312,665		$42	$57,727	$(55,166)	$2,603
CHANGES DURING THE THREE MONTHS PERIOD ENDED MARCH 31, 2026 (unaudited):
Share-based compensation	20,413		3	342		345
Issuance of Ordinary Shares under the At the Market Sales Agreement, net of issuance costs (see Note 6)	6,408		1	75		76
Net loss					(2,733)	(2,733)
BALANCE AS OF MARCH 31, 2026	339,486		$46	$58,144	$(57,899)	$291

* Represents an amount less than $1

** All share amounts have been adjusted (in the case of prior periods, retroactively) to reflect a 1-for-15 and 1-for-10 reverse share splits effected in July 2025 and May 2026, respectively, as discussed in Note 1(e)

*** Net of 3 treasury shares held by the Company as of January 1, 2025 and March 31, 2025

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31
	2026	2025
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,733)	$(1,735)
Adjustments required to reconcile loss to net cash used in operating activities:
Depreciation	2	4
Share-based compensation expenses	345	21
Non-cash financial expenses	4	81

Changes in operating assets and liabilities:
Increase in prepaid expenses	(959)	(512)
Decrease (increase) in other current assets	(47)	4
Increase (decrease) in trade payable	125	(207)
Net change in operating lease	(4)	(1)
Decrease in employee related obligations	(319)	(18)
Decrease in other accounts payable	(60)	(90)
Net cash used in operating activities	(3,646)	(2,453)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(6)
Net cash used in investing activities	-	(6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Ordinary Shares under the At-the Market Sales Agreement, net of placement agent fee	83	-
Proceeds from issuance of ordinary shares upon January Offering	-	5,000
Issuance costs related to January Offering	-	(650)
Proceeds from exercise of warrants upon January Offering	-	864
Proceeds from issuance of ordinary shares upon January Inducement Offer	-	3,276
Issuance costs related to warrants inducement transaction	-	(362)
Payment of Underwriters Promissory Note	-	(696)
Net cash provided by financing activities	83	7,432

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(3,563)	4,973
EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(14)	(10)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	6,075	1,270
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$2,498	$6,233

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31
	2026	2025
	U.S. dollars in thousands
Appendix A - RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH REPORTED IN THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	2,413	6,152
Restricted cash	85	81
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$2,498	$6,233

Appendix B - SUPPLEMENTARY INFORMATION:
SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:
Prepaid issuance expenses utilized, in respect of ATM Sales Agreement	$7	$-
Conversion of Promissory Note to ordinary shares	$-	$356
Accrued and unpaid issuance expenses in respect of public offering and warrants inducement transactions	$-	$195

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$13
Interest received	$32	$2

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 1  - GENERAL:

a.	Introduction:

Silexion Therapeutics Corp (“Silexion”, the “Company” or the “Combined Company”) is a clinical-stage biotechnology company developing, through its subsidiaries, RNA interference (RNAi) therapies for KRAS-driven cancers. Silexion’s approach targets a significant unmet medical need, as treatment innovation for KRAS-driven cancers has historically lagged despite KRAS being one of the most common oncogenic drivers across solid tumors. Silexion’s lead product candidate, SIL204, is a second-generation siRNA therapy, designed to silence mutant KRAS, using an integrated treatment approach that combines intratumoral and systemic administration. The Company was originally formed for the purpose of effecting the Transactions (as defined below). Following the closing of the Transactions on August 15, 2024 (the “Closing”), the Company became a publicly-traded holding company that has one primary active wholly-owned subsidiary — Silexion Therapeutics Ltd. (formerly known as Silenseed Ltd.) (“Silexion Israel”), an Israeli limited company, through which much of its operations are conducted, along with certain additional inactive subsidiaries, including Moringa Acquisition Corp (“Moringa” or the “SPAC”), a Cayman Islands exempted company, and Silenseed (China) Ltd. , a Chinese company.

On April 3, 2024, the Company entered into an Amended and Restated Business Combination Agreement (hereinafter, the “A&R BCA”) with the SPAC, Silexion Israel, August M.S. Ltd. an Israeli company and wholly-owned subsidiary of the Company (“Merger Sub 1”), and Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and additional wholly-owned subsidiary of the Company (“Merger Sub 2”). Pursuant to the closing under the A&R BCA, which occurred on August 14, 2024, both Silexion Israel and the SPAC became wholly-owned subsidiaries of the Company, which became a publicly-held, Nasdaq-listed entity whose securities are traded under the ticker symbols “SLXN” and “SLXNW” (the transactions effected pursuant to the A&R BCA are referred to as the “Transactions”).

b.	New Subsidiary:

On February 9, 2026 the Company purchased a German shelf company for immaterial consideration, which was subsequently renamed Silexion Therapeutics GmbH (“Silexion Germany”), to conduct the Company’s clinical trials in Germany. As of March 31, 2026, no substantial activity has commenced in Silexion Germany.

c.	Israeli Wars:

In October 2023, Israel was attacked by Hamas, a terrorist organization and entered a state of war. Since the commencement of these events, there have been additional active hostilities, including with Hezbollah in Lebanon, the Houthi movement which controls parts of Yemen, and with Iran. In response to ongoing Iranian aggression and support of proxy attacks against Israel, on June 12, 2025, Israel conducted a series of preemptive defensive air strikes in Iran targeting Iran’s nuclear program and military commanders.

On June 24, 2025, a ceasefire with Iran was reached. On October 9, 2025, Israel, Hamas, the United States and other countries in the region agreed to a framework for a ceasefire in Gaza between Israel and Hamas. While that ceasefire has been mostly maintained, in late February 2026, Israel and the United States preemptively attacked Iran. As part of this conflict, Iran and Hezbollah have launched missile attacks throughout Israel. As a result, the Israeli government imposed restrictions on the opening of non-essential places of business and announced the recruitment of military reserves. In April 2026, a temporary ceasefire was reached between the United States and Israel, on the one hand, and Iran, on the other hand. As of the date of these financial statements, it is unclear whether, and for how long, this ceasefire will continue.

The Company’s employees and management personnel are located in Israel; however, other core activities, including research and development, clinical, and regulatory, are conducted outside of Israel. The Company considered the impact of the war and determined that (in part due to those core activities being conducted outside of Israel) there were no material adverse impacts on the consolidated financial statements, including related significant estimates made by management, for the quarterly period ended March 31, 2026. Further, as the Company’s R&D activity is conducted outside of Israel, the Company does not expect future adverse effects of the war on its core activities. On the other hand, travel restrictions imposed may impact the Company’s ability to raise funds to finance its activities in the near term.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 1  - GENERAL (continued):

At this stage, the Company is unable to estimate the impact of the developments on its future financial position, its results of operations, or its cash flows, if any. However, as this event is outside the Company’s control, factors such as the continued duration of the military conflict and its potential expansion into additional areas, as well as other developments, may impact the Company, its financial position, its ability to conduct financing activities, its results of operations, and its cash flows. The Company continues to monitor these developments in order to assess the potential effects of the military conflict on its activities.

d.	Going concern

Since its inception, the Company has devoted substantially all its efforts to research and development, clinical trials, and capital raising activities. The Company is still in its development and clinical stage and has not yet generated revenues.

The Company has incurred losses of $2,733 and $11,912 for the three month period ended on March 31, 2026 and for the year ended December 31, 2025, respectively. During the three-month period ended on March 31, 2026, the Company had negative operating cash flows of $3,646. As of March 31, 2026, the Company had cash and cash equivalents of $2,413.

The Company expects to continue incurring losses, and negative cash flows from operations. Management is in the process of evaluating various financing alternatives, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no assurance that the Company will be successful in obtaining such funding. In addition, the Company is exploring the use of mitigating actions such as postponing expenses that are not based on firm commitments.

Under these circumstances, in accordance with the requirements of Accounting Standards Codification (“ASC”) 205-40, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern, as management believes its current funds will be sufficient to fund its operations for only several months from the date these financial statements are issued. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

e.	Reverse share splits:

On July 28, 2025 and on May 28, 2026, the Company effected 1-for-15 and 1-for-10, respectively, reverse share splits of all of its issued and outstanding, and authorized but unissued, ordinary shares. The reverse share splits resulted in corresponding increases in the par value of the Company’s ordinary shares, from $0.0009 to $0.0135 and $0.0135 to $0.135, respectively, per share. No fractional shares were issued as a result of the reverse splits, as any fractional share totals to which shareholders would have been entitled were rounded up to the nearest whole number of shares. All references made to ordinary shares and per share amounts (for each of Silexion, Silexion Israel, and Moringa) in these consolidated financial statements, unless otherwise indicated, have been adjusted to reflect those reverse share splits.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES:

a.	Unaudited Condensed Financial Statements

The accompanying condensed financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") for interim financial statements and follow the requirements of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all of the information and notes required by U.S. GAAP for annual financial statements. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments, which include normal and recurring adjustments, necessary for a fair statement of the Company’s consolidated financial position as of March 31, 2026, and the consolidated results of operations, statements of changes in shareholders’ equity  (capital deficiency) and cash flows for the three month period ended March 31, 2026 and 2025.

The consolidated results for the three month ended March 31, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes of the Company as of and for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2026. The significant accounting policies adopted and used in the preparation of the financial statements are consistent with those of the previous financial year.

b.	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect   the amounts reported in the financial statements and accompanying notes. As applicable to these financial statements, the most significant estimates and assumptions relate to the fair value of financial instruments (see Note 8). These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

c.	Restricted cash

As of March 31, 2026 and December 31, 2025, the Company pledged an amount of $58 and $57, respectively in favor of a bank as collateral for guarantees provided to secure operating lease payments.

The Company is required to hold a minimum amount of NIS 86 in its bank account in order to maintain availability of a credit line from its credit card company.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

d.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

e.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash and long-term deposits. The Company deposits cash and cash equivalents mostly with four low risk financial institutions. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

NOTE 3  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheets:

a.	Other accounts payable

	March 31	December 31
	2026	2025
Accrued expenses	$799	$859
Income tax	51	51
	$850	$910

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 3  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued):

Statement of operations:

b.	Research and development expenses:

	Three months ended March 31
	2026	2025
Payroll and related expenses	$263	$369
Share-based compensation expenses	130	-
Subcontractors and consultants	891	156
Rent and maintenance	55	40
Other	31	25
	$1,370	$590

c.	General and administrative expenses:

Payroll and related expenses	$241	$332
Share-based compensation expenses	215	21
Professional services	783	525
Depreciation	2	4
Rent and maintenance	49	30
Patent registration	8	4
Travel expenses	-	54
Other	81	90
	$1,379	$1,060

d.	Financial expense (income), net:

Change in fair value of financial liabilities measured at fair value	$(15)	$79
Interest expense (income), net	(32)	9
Foreign currency exchange loss (income), net	27	(6)
Other	4	3
Total financial expense (income), net	$(16)	$85

NOTE 4  - WARRANTS TO PURCHASE ORDINARY SHARES:

a.	January Public Offering of Ordinary Shares, Pre-Funded Warrants, and Ordinary Warrants.

On January 15, 2025, the Company offered and sold in, and January 17, 2025, the Company completed, a public offering (the “January Offering”) of 14,309 ordinary shares and 14,309 ordinary warrants to purchase up to 14,309 ordinary shares, at a purchase price of $202.5 per ordinary share and accompanying warrant, and 10,386 pre-funded warrants to purchase up to 10,386 ordinary shares (the “January Pre-Funded Warrants”) and 10,386 ordinary warrants to purchase up to 10,386 ordinary shares, at a purchase price of $202.5 per pre-funded warrant and accompanying ordinary warrant (all such ordinary warrants sold with the ordinary shares and January Pre-Funded Warrants, the “January Ordinary Warrants”). The aggregate gross proceeds to the Company from the January Offering were approximately $5,000, net of transaction costs of $745.

The January Pre-Funded Warrants were immediately exercisable at an exercise price of $0.015 per ordinary share and were not to expire until exercised in full. The January Ordinary Warrants have an exercise price of $202.5 per ordinary share, were immediately exercisable, and can be exercised for five years from issuance.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 4  - WARRANTS TO PURCHASE ORDINARY SHARES (continued):

As of March 31, 2026, all 10,386 January Pre-Funded Warrants had been exercised for 10,386 ordinary shares, and a total of 4,270 January Ordinary Warrants had been exercised for 4,270 ordinary shares,  for total proceeds of $0.9 million.

As compensation for the placement agent’s role in the January Offering, the Company issued to it warrants to purchase up to 1,729 ordinary shares. Those placement agent warrants had an exercise price of $253.1 per ordinary share, were exercisable for five years from the date of the commencement of sales in the January Offering, and otherwise reflected substantially the same terms as the ordinary warrants sold in the January Offering.

b.	Induced Warrant Exercise Transactions

On January 29, 2025, the Company entered into an inducement offer letter agreement (the “January Inducement Offer”) with holders of 14,810 of the Company’s January Ordinary Warrants. Pursuant to the January Inducement Offer, on January 30, 2025, those holders exercised those warrants for cash and purchased 14,810 ordinary shares at a cash exercise price of $202.5 per share. As consideration for the holders’ agreement to exercise, the Company issued to them new ordinary warrants to purchase up to an aggregate of 14,810 ordinary shares at an exercise price of $225 per share (the “January New Ordinary Warrants”). The exercising holders also paid the Company an additional $18.75 per January New Ordinary Warrant issued to them. The Company received aggregate gross proceeds of approximately $3,276 from the exercise of the existing January Ordinary Warrants by the holders, net of placement agent fees and other offering expenses of $462.

Upon exercise for cash of any January New Ordinary Warrants, in certain circumstances, the placement agent will receive from the Company a cash fee of 8.0% of the aggregate gross exercise price. Pursuant to the January Inducement Offer transaction, the Company also issued to the placement agent warrants to purchase up to 1,037 ordinary shares, which have the same terms as the January New Ordinary Warrants issued in the transaction, except that the placement agent warrants have an exercise price equal to $276.6 per share. Upon exercise for cash of any January New Ordinary Warrants, in certain circumstances, the Company will issue to the placement agent warrants that are exercisable for 7.0% of the number of ordinary shares issuable upon the exercise of those January New Ordinary Warrants. As of March 31, 2026, the payment of cash fees and issuance of additional warrants to the placement agent upon exercise of January New Ordinary Warrants were not probable.

Both the January New Ordinary Warrants and the placement agent warrants were immediately exercisable from the date of their issuance until April 1, 2027.

NOTE 5 – Related Party Promissory Note:

Effective as of the Closing, Silexion issued to the Sponsor in replacement in their entirety of all previously existing promissory notes issued by Moringa to the Sponsor from its IPO until the Closing, an amended and restated promissory note (the “Related Party Promissory Note”, and, together with the Underwriters Promissory Note, the “Promissory Notes”) in an amount of $3,433. This reflected the total amount owed by Moringa to the Sponsor through the Closing Date. The maturity date of the Related Party Promissory Note is the 30-month anniversary of the Closing Date (i.e., February 15, 2027). Amounts outstanding under the Related Party Promissory Note may be repaid (unless otherwise decided by Silexion) only by way of conversion into Silexion ordinary shares (“Note Shares”). Silexion and the Sponsor may also convert amounts outstanding under the Related Party Promissory Note at the price per share at which Silexion conducts an equity financing following the Closing, subject to a minimum conversion amount of $100, in an amount of Note Shares constituting up to thirty percent (30%) of the number of Silexion ordinary shares issued and sold by Silexion in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into Silexion ordinary shares at any time following the 24-month anniversary of the Closing Date, subject to a minimum conversion of $10, at a price per share equal to the volume weighted average price of the Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 5 – Related Party Promissory Note (continued):

On September 15, 2025, as part of its public offering, the Company converted $1,800 of the Related Party Promissory Note into 45,000 ordinary shares at a fair value of $1,624. The converted amount represented 30% of the funds raised by the Company in its September 2025 public offering, in accordance with the Company’s conversion right under the Related Party Promissory Note.

As of March 31, 2026, $1,633 of the Related Party Promissory Note’s principal amount remained outstanding.

NOTE 6  - SHAREHOLDERS’ EQUITY:

Sales Under ATM

On September 26, 2025 the Company entered into an At The Market Offering Agreement (the “Sales Agreement”) with a sales agent. In accordance with the terms of the Sales Agreement, the Company may offer and sell up to $13,170 of its newly issued ordinary shares from time to time through the sales agent.

The sales agent will not sell ordinary shares unless instructed by the Company and will use commercially reasonable efforts to sell on the Company’s behalf all of the ordinary shares requested to be sold by the Company, subject to the terms of the Sales Agreement.

The sales agent will be entitled to cash compensation equal to 3.0% of the gross sales price of ordinary shares sold under the Sales Agreement.

On March 25, 2026, the Company issued and sold 6,408 ordinary shares for $76, net of issuance  costs (including utilization of prepaid transaction expenses of $7 and placement agent fee), under the Sales Agreement for the Company’s ATM facility. For further details regarding additional amounts raised following the reporting period, see Note 12(a).

NOTE 7 - SHARE-BASED COMPENSATION:

The Company's share-based compensation expenses amounted to a total of $345 and $21 in the three month periods ended March 31, 2026 and 2025, respectively. As of March 31, 2026, no shares remain available for grant under the Company’s 2024 Equity Incentive Plan.

Summary of outstanding and exercisable options:

Below is a summary of the Company's share-based compensation activity and related information with respect to options granted to employees and non-employees for the three months ended March 31, 2026:

	Number of options	Weighted-average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value (in U.S. dollars)

Outstanding at January 1, 2026	627	2,417.71	8.39	-
Granted	4,273	16.5	9.63	-
Outstanding at March 31, 2026	4,900	323.76	9.41	-

Exercisable at March 31, 2026	627	2,417.71	8.39	-

Vested and expected to vest at March 31, 2026	4,900	323.76	9.41	-

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 7 - SHARE-BASED COMPENSATION (continued):

In February 2026 and 2025, Silexion’s board of directors approved granting 4,273 and 469, respectively, options to Silexion’s directors.

RSUs granted to employees and non-employees:

In February 2025, Silexion’s board of directors approved granting 397 RSUs to Silexion’s directors which vested and issued on February 2026.

In February 2026, Silexion’s board of directors approved granting 20,016 RSUs to Silexion’s directors and executive officers which vested immediately upon grant.

The share-based compensation expense by line item in the accompanying consolidated statements of operations is summarized as follows:

	Three months ended March 31
	2026	2025
Research and development	$130	$-
General and administrative	215	21
	$345	$21

NOTE 8  - FAIR VALUE MEASUREMENTS:

Financial instruments measured at fair value on a recurring basis

The Company’s assets and liabilities that are measured at fair value as of March 31, 2026, and December 31, 2025, are classified in the tables below in one of the three categories described in “Note 2 – Fair value measurement”:

	March 31, 2026
	Level 3		Total
Financial Liabilities
Private Warrants to purchase ordinary shares	$	*	$	*
Promissory Notes		$1,553		$1,553

	December 31, 2025
	Level 3		Total
Financial Liabilities
Private Warrants to purchase ordinary shares	$	*	$	*
Promissory Notes		$1,568		$1,568

The following is a roll forward of the fair value of liabilities classified under Level 3:

	Three months ended March 31
	2026				2025
	Promissory Notes	Private Warrants to purchase ordinary shares			Promissory Notes	Private Warrants to purchase ordinary shares
Fair value at the beginning of the period	$1,568	$	*		$3,965	$2
Change in fair value	(15)		(	*)	93	(1)
Repayments	-		-		(709)	-
Conversion to equity	-		-		(356)	-
Fair value at the end of the period	$1,553	$	*		$2,993	$1

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 8  - FAIR VALUE MEASUREMENTS (continued):

Promissory Notes

In measuring the fair value of the Company’s Promissory Notes in 2025, a discount rate of 13.79%-14.28% was used, based on a B- rated US dollar zero-coupon discount curve, plus a credit spread of 7.56%. The expected timing of conversion or repayment of the notes was determined using the Company’s forecasts. In 2026, the valuation technique was changed to a Monte Carlo simulation framework to model the expected conversion price at the Promissory Note’s maturity date, which is based on a contractual 20-day average closing price mechanism. The following table provides quantitative information regarding fair value measurement inputs of the Company’s Promissory Notes:

March 31, 2026
Volatility*	115.5%
Risk Free Rate	3.7%

* The estimation of the volatility was based on the volatility of the Company’s daily share prices for a period equal to the term of the Promissory Note.

Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, restricted cash, prepaid expenses, and other assets, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

NOTE 9  - NET LOSS PER SHARE:

The following table sets forth the computation of basic and diluted net loss per share attributable to holders of the Company’s ordinary shares for the periods presented (USD in thousands, except per share data):

	Three months ended March 31
	2026	2025
Numerator:
Net loss	$2,733	$1,735
Denominator:
Weighted-average shares used in computing net loss per share attributable to holders of ordinary shares, basic and diluted	323,038	45,198
Net loss per share attributable to holders of ordinary shares, basic and diluted	$8.46	$38.39

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of ordinary shares outstanding during the period, including fully vested options to purchase the Company’s (or Silexion Israel’s, as applicable) ordinary shares at an exercise price 3.39 NIS per share, as the Company (or Silexion Israel’s, as applicable) considers these shares to be exercised for little to no additional consideration.

As of March 31, 2026 and March 31, 2025, the basic loss per share calculation included a weighted average number of 0 and 1, respectively, of fully vested options.

The following instruments were not included in the computation of diluted earnings per share because of their anti-dilutive effect for the periods ending on March 31, 2026 and March 31, 2025:

-	Warrants to purchase Ordinary Shares.
-	Share-based compensation;
-	Promissory Notes.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 10  - TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Transactions with related parties which are shareholders and directors of the Company:

a.	Transactions:

	March 31
	2026	2025
Share-based compensation included in research and development expenses	$130	$-
Share-based compensation included in general and administrative expenses	$215	$21
Financial expenses	$(15)	$32

b.	Balances:

	March 31, 2026		December 31, 2025
Current liabilities —
Private warrants to purchase ordinary shares	$	*	$	*
Sponsor Promissory Note		$1,553		$-

	March 31, 2026	December 31, 2025
Non-Current liabilities —
Sponsor Promissory Note	$-	$1,568

NOTE 11  - SEGMENT INFORMATION

The Company operates as a single operating segment in the research and development of innovative treatments for pancreatic cancer based on siRNA. The Company’s CODM is its Chief Executive Officer (CEO). The CODM reviews the Company’s performance on a consolidated basis. As such, the segment’s loss is the Company’s consolidated net loss and the segment’s assets are the Company’s consolidated assets.

The CODM uses the information primarily to evaluate the Company’s performance and allocate resources. This includes reviewing key financial metrics such as budget versus actual expenditures, tracking progress on research and development milestones, and assessing overall cash flow and liquidity to ensure the continuity of operations. This approach allows the CODM to monitor the Company's performance and make strategic adjustments as needed to support its operational and financial goals.

The CODM reviews the Company’s results on a consolidated basis. As such, information on segment loss and significant expenses is similar to the Company’s consolidated statements of operations. The CODM is also regularly provided with information on significant ordinary-course expenses, including the following expenses. The Company’s management does not segregate the Company’s business for internal reporting.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 11  - SEGMENT INFORMATION (continued):

	Three months ended March 31
	2026		2025
Clinical trials and other payments to R&D-related service providers	$891		$156
R&D payroll and related expenses, other than share-based compensation	263		369
R&D share-based compensation expense	130		-
G&A payroll and related expenses, other than share-based compensation	241		332
G&A share-based compensation expenses	215		21
Professional services	783		525
Depreciation expenses	2		4
Other segment expenses (*)	224		243
Operating loss	2,749		1,650
Interest income	(32)		(2)
Interest expense	-		11
Other financing expense (income), net	16		76
Income taxes		**	**
Net loss	$2,733		$1,735

Segment assets	$4,602		$8,308
Expenditures for segment assets	-		(6)
Segment liabilities	$4,311		$5,722

(*)	Other segment expenses include mainly general and administrative-related expenses, such as rent and maintenance expenses, travel and HR expenses.
(**)	Represents an amount less than $1

NOTE 12  - SUBSEQUENT EVENTS:

a.	In April and May, 2026, the Company issued and sold 176,811 ordinary shares for $1,085 net of transaction costs under the Sales Agreement for the Company’s ATM facility (see Note 6).

b.	Approvals by extraordinary general meeting

On April 28, 2026, the Company initially held, and on May 5, 2026, the Company reconvened, an extraordinary general meeting at which the Company’s shareholders approved, via an ordinary resolution, each of the following three proposals:

(i)
An increase in the authorized share capital of the Company by 5,000,000 ordinary shares, from $121.5 divided into 900,000 ordinary shares of a par value of $0.135 each, to $796.5 divided into 5,900,000 ordinary shares of a par value of $0.135 each;

(ii)
An amendment to the Silexion Therapeutics Corp 2024 Equity Incentive Plan, effective as of January 1, 2026, to increase the number of ordinary shares added annually on January 1st under the “evergreen” provision of the plan from (x) 5% of the Company’s issued and outstanding ordinary shares, to (y) such number of ordinary shares as yields a pool of ordinary shares reserved under all equity incentive plans of the Company that constitutes, in the aggregate, 10% of the issued and outstanding ordinary shares on a fully diluted basis; and

(iii)
A proposal to allow the Company’s board of directors to effect a reverse share split of the Company’s ordinary shares at a ratio of 1-for-10 (subject to downwards adjustment if necessary to ensure the Company’s compliance with the Nasdaq Listing Rule requiring 500,000 publicly-held shares upon the effectiveness of the reverse share split).

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 12  - SUBSEQUENT EVENTS (continued):

Upon receipt of the foregoing approval of the increase in authorized share capital, the Company filed an effective amendment to its memorandum of association with the Registrar of Companies of the Cayman Islands on May 5, 2026, at which time that increase became effective.

c.	Reverse share split

On May 5, 2026, the Company’s Board of Directors, followed by the Company’s shareholders (pursuant to Proposal 3 at the Company’s reconvened extraordinary general meeting, as described in paragraph (b) of this Note 12), approved a 1-for-10 reverse share split of the Company’s ordinary shares, (the “Reverse Share Split”). As a result of the Reverse Share Split, all issued and outstanding, and all authorized but unissued, ordinary shares, par value $0.0135, of the Company, will be consolidated on a 1-for-10 basis, into a lesser number of ordinary shares, par value $0.135 per share, of the Company. The Reverse Share Split became effective on May 29, 2026.

d.	Warrant Exercise Inducement Transaction

On May 15, 2026, the Company entered into an inducement offer letter agreement (the “May 2026 Inducement Offer”) with holders of 199,510 of the Company’s existing ordinary warrants, of which (i) 102,250 were Series A warrants that had been issued in the Company’s public offering completed in September 2025 and had a five-year exercise term and an exercise price of $40.0 per underlying ordinary share, (ii) 77,875 were Series B Warrants  that had been issued in that September 2025 public offering and had a one-year exercise term and an exercise price of $40.0 per underlying ordinary share, and (iii) 19,385 warrants had been issued in the Company’s prior warrant inducement transaction completed on August 1, 2025 and had a 24-month exercise term and an exercise price of $113.2 per underlying ordinary share.

The closing under the May 2026 Inducement Offer occurred on May 15, 2026, when those holders exercised those warrants for cash and purchased 199,510 ordinary shares at a reduced cash exercise price of $5.0 per share. The Company received aggregate gross proceeds of approximately $1.0 million from the exercise of the existing ordinary warrants by the holders, net of placement agent fees and other offering expenses of $0.2 million.

As consideration for the holders’ agreement to exercise, the Company issued to them new ordinary warrants to purchase up to an aggregate of 399,020 ordinary shares at an exercise price of $5.0 per share (the “May 2026 Ordinary Warrants”), of which 204,500 (Series C) warrants are exercisable for a five-year period, and 194,520 (Series D) warrants are exercisable for a twenty-four (24) month period, in each case beginning with the later of (x) the date of shareholder approval of the warrant exercise transaction, and (y) the 24-month anniversary of the effective date of the resale registration statement under which the Company is required to register the resale of the ordinary shares underlying those warrants and the placement agent warrants (as referenced below).

Pursuant to the May 2026 Inducement Offer transaction, the Company also issued to the placement agent warrants to purchase up to 13,966 ordinary shares, which have the same terms as the May 2026 Ordinary Warrants that are exercisable for a twenty-four (24) month period, except that the placement agent warrants have an exercise price equal to $6.25 per share. Upon exercise for cash of any May 2026 Ordinary Warrants, in certain circumstances, the placement agent will receive from the Company a cash fee of 8.0% of the aggregate gross exercise price, as well as additional placement agent warrants exercisable for 7.0% of the number of ordinary shares issuable upon the exercise of those May 2026 Ordinary Warrants.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)
NOTE 11  - SUBSEQUENT EVENTS (continued):

e.	Conversion of amounts under related party promissory note

In connection with the May 2026 warrant exercise inducement transaction, the Company converted $299 of the principal amount under the Related Party Promissory Note into 59,853 ordinary shares, which it issued to the Sponsor, at the same price per share $5.0 - at which the warrants were exercised in the May 2026 Inducement Offer.

In connection with the sale of 108,826 ordinary shares to investors under the ATM facility on May 2026 at an average price per share of $3.2, the Company converted $105 of the principal amount under the Related Party Promissory Note into 32,648 ordinary shares, which it issued to the Sponsor at the same price of $3.2 per share as in that transaction.

Following the foregoing conversions under the Related Party Promissory Note, the balance under that note stood at $1,229 as of the date of these financial statements.

f.	Dissolution of Moringa subsidiary

In April 2026, the Company initiated filings in the Cayman Islands for the dissolution of its inactive subsidiary, Moringa, which had served as the SPAC with which the Company had combined pursuant to the Transactions under the A&R BCA. The Company expects the dissolution to be complete as of June 30, 2026.